IEC ELECTRONICS CORP.

FORM OF OPTION AWARD AGREEMENT
PURSUANT TO
2001 STOCK OPTION AND INCENTIVE PLAN

(Incentive Stock Option)

OPTION AWARD AGREEMENT, executed in duplicate as of the ______ day of ______________, _______, between IEC Electronics Corp., a Delaware corporation (the "Company"), and _______________, an employee of the Company (the "Optionee").

RECITALS:

A.          In accordance with the provisions of the 2001 Stock Option and Incentive Plan of the Company (the "Plan") and pursuant to a resolution duly adopted by the Compensation Committee of the Board of Directors of the Company on _______________, the Company is authorized to execute and deliver this Agreement on the terms and conditions herein set forth.

B.           All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           Grant of Option.  Subject to all the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee as of ________________ (the "Date of Grant") an Incentive Stock Option (the "Option") to purchase up to ____________ shares of common stock of the Company (such number being subject to adjustment as provided in Section 10), $.01 par value, on the terms and conditions herein set forth.  The Option shall be exercisable from time to time during the option term specified in Section 3 at the Option Exercise Price specified in Section 2.

2.           Option Exercise Price.  The option exercise price per share of common stock covered by this Option shall be $_________.

3.           Option Term.  This Option shall have a term of seven (7) years measured from the Date of Grant and shall accordingly expire at 5:00 p.m. (Eastern Time) on ________________ (the “Expiration Date”), unless sooner terminated in accordance with Section 7.

4.           Exercise.  This Option may be exercised as follows:

5.           Non-Transferability of Option.  This Option shall be exercisable during Optionee’s lifetime only by Optionee and may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Optionee’s will or by the laws of descent and distribution.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

6.           Manner of Exercising Option.

(a)           In order to exercise this Option with respect to all or any part of the shares of Stock for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

(i)           Execute and deliver to the Company a Notice of Exercise (“Notice”) (in the form attached to this Agreement) for the shares of Stock for which the Option is exercised, which Notice may require the Optionee to certify in a manner acceptable to the Company that Optionee is in compliance with the terms and conditions of the Plan and this Agreement; and

(ii)           Pay the aggregate Option Exercise Price for the purchased shares in one or more of the following forms:

(A)           by cash, wire transfer or check made payable to the Company;

(B)           in shares of Stock held by Optionee (or any other person or persons exercising the Option) for at least six (6) months and valued at Fair Market Value on the date of exercise; or

(C)           through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions (I) to the approved brokerage firms to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Exercise Price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sales transaction.

Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Option Exercise Price must accompany the Notice delivered to the Company in connection with the Option exercise.

In the event this Option is exercised by any person or persons other than the Optionee, the Notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

(iii)           Make appropriate arrangements with the Company for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the Option exercise.

(b)           As soon as practical after the date of exercise, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased shares of Stock, with the appropriate legends, if any, affixed thereto.

(c)           In no event may this Option be exercised for any fractional shares.

7.           Termination of Employment.

If the Optionee has a Termination of Employment (as defined in the Plan), the following provisions shall apply:

(a)           Death.  If the Optionee’s Termination of Employment is on account of death, then unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Optionee’s Designated Beneficiary (as defined in the Plan) at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

(b)           Disability.  If the Optionee’s Termination of Employment is on account of Disability, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Optionee at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

(c)           Cause.  If the Optionee’s Termination of Employment is on account of cause, all outstanding Options, vested and unvested, shall terminate and be forfeited on the date of such Termination of Employment.

(d)           Other Reasons.  If the Optionee’s Termination of Employment is for any reason other than those enumerated in Sections (a) through (c), unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Optionee at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three (3) months after the date of such Termination of Employment.

(e)           Death After Termination of Employment.  If (i) the Optionee’s Termination of Employment is for any reason other than death and (ii) the Optionee dies after such Termination of Employment but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited, and any Options, to the extent they are vested on the date of the Optionee’s death, may be exercised, in whole or in part, by the Optionee’s Designated Beneficiary at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of death.

8.           Detrimental Activities.

(a)           The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict this Option at any time if Optionee is not in compliance with all applicable provisions of this Agreement and the Plan, or if Optionee engages in any “Detrimental Activity”.  For purposes of this Agreement, “Detrimental Activity” includes:  (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization of business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Optionee either during or after employment with the Company; (iii) activity that results in termination of Optionee’s employment for cause; (iv) a violation of any rules, policies, procedures or guidelines of the Company, including, but not limited to, the Company’s Code of Conduct; (v) any attempt, directly or indirectly, to induce any employee of the Company to be employed or perform services elsewhere or any attempt, directly or indirectly, to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or (vi) any other conduct or act determined by the Board to be injurious, detrimental or prejudicial to any interest of the Company.

(b)           Upon exercise of this Option, Optionee, if requested by the Company, shall certify in a manner acceptable to the Company that Optionee is in compliance with the terms and conditions of the Plan.

(c)           In the event Optionee fails to comply with the provisions of (i)-(vi) of Section 8(a) prior to, or during the six months after, any exercise of this Option, such exercise may be rescinded within two years thereafter.  In the event of any such rescission, Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owned to Optionee by the Company.

9.           General Restriction.  This Option shall be subject to the requirement that if at any time the Board of Directors in its discretion shall determine that the listing, registration or qualification of the shares subject to such Option on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

10.           Option Adjustments; Change in Control.  In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the common stock or any other transaction (including, without limitation, an extraordinary cash dividend) which, in the determination of the Compensation Committee (the "Committee") of the Board of Directors, affects the common stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion, shall equitably adjust any or all of (i) the number and kind of shares of stock subject to this Option, and (ii) the exercise price with respect to the foregoing, provided that the number of shares subject to this Option shall always be a whole number.  In the event of a Change in Control (as defined in the Plan) or a dissolution or liquidation of the Company, the Committee, in its sole discretion, may make such substitution or adjustment in the number and purchase price of shares subject to this Option as it may determine, make this Option fully vested and exercisable, or amend or terminate this Option upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of this Option, shall require payment or other consideration which the Committee deems equitable in the circumstances).

11.           Amendment to this Option Award Agreement.  The Committee may modify or amend this Option if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code or in the regulations issued thereunder, or any federal or state securities laws or other law or regulation, which change occurs after the date of grant of this Option and by its terms applies to this Option.  No amendment of this Option, however, may, without the consent of the Optionee, make any changes which would adversely affect the rights of such Optionee.

12.           Notices.  Notices hereunder shall be in writing and if to the Company shall be delivered personally to the Secretary of the Company or mailed to its principal office, 105 Norton Street, P.O. Box 271, Newark, New York 14513, addressed to the attention of the Secretary and, if to the Optionee, shall be delivered personally or mailed to the Optionee at Optionee’s address as the same appears on the records of the Company.

13.           Stockholder Rights.  This Option does not confer upon the holder thereof any rights as a stockholder of the Company until such person shall have exercised the Option, paid the Option Exercise Price and become a holder of record of the purchased shares of Stock

14.           Interpretations of this Agreement.  All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on all persons having an interest in this Option.  The Option granted hereunder, and the common stock which may be issued upon exercise thereof, are subject to the provisions of the Plan.  In the event there is any inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern.

15.           Successors and Assigns.  This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Section 7, to the personal representatives, legatees and heirs of the Optionee.

IN WITNESS WHEREOF, the Company has caused this Option Award Agreement to be executed on the day and year first above written.

IEC ELECTRONICS CORP.

By:
W. Barry Gilbert
Its:	Chief Executive Officer and
Chairman of the Board

ACCEPTANCE

I, ________________________________, hereby certify that I have read and fully understand the foregoing Option Award Agreement.  I acknowledge that I have been apprised that it is the intent of the Company that Optionees obtain and retain an equity interest in the Company.  I hereby execute this Option Award Agreement to indicate my acceptance of this Option and my intent to comply with the terms thereof.

Optionee

Street Address

City	State	Zip Code

Exhibit 10.5

EXHIBIT A

_________________, 20__

IEC Electronics Corp.
105 Norton Street
P. O. Box 271
Newark, NY  14513

Attention:  Secretary

Dear Sir:

This is to notify you that I hereby elect to exercise my option rights to shares of common stock of IEC Electronics Corp. (the "Company") granted under the Option Award Agreement (the "Agreement"), dated, 20__, issued to me pursuant to the 2001 Stock Option and Incentive Plan (the "Plan").  The option exercise price pursuant to such Agreement, as adjusted, is $____________ per share or $__________ in the aggregate.

In payment of the full option exercise price, I enclose (please complete as appropriate):

(a)           my check payable to IEC Electronics Corp. in the amount of $__________.

(b)	__________ shares of common stock of the Company owned by me for at least six months, free of any liens or encumbrances and having a fair market value of $_________.

(c)
an authorization letter which gives irrevocable instructions to the Company to deliver the stock certificates representing the shares for which the option is being exercised directly to ______________ (name and address of broker) together with a copy of the instructions to _______________ (name of broker) to sell such shares and promptly deliver to the Company the portion of the proceeds equal to the total purchase price and withholding taxes due, if any.

I hereby certify that I am in compliance with the terms and conditions of the Plan and the Agreement and, in particular, that I have not engaged in any Detrimental Activity as defined in Section 8(a) of the Agreement.  I understand, acknowledge and agree that in the event I fail to comply with the provisions of (i) – (vi) of Section 8(a) of the Agreement during the period specified in Section 8(c) of the Agreement, the exercise of this Option may be rescinded by the Company and I may become obligated to pay the Company the amount of any gain realized or payment received as a result of the rescinded exercise, all as set forth in Section 8(c) of the Agreement.

Very truly yours,

Optionee's Signature